                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (333-90588, 333-90588-01) and related Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P. for the registration of 7,777 shares of Apartment Investment and Management Company Class A Common Stock and 7,777 units of AIMCO Properties, L.P. Partnership Common Units and to the incorporation by reference therein of (1) our report dated February 5, 2002, except for Note 28, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, and (2) our report dated February 5, 2002, except for Note 27, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2001, both filed with the Securities and Exchange Commission.






                                                /s/ ERNST & YOUNG LLP


Denver, Colorado
August 14, 2002